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Exhibit 4.9

No. HCO	VOID AFTER 5:00 P.M. on , 2009
WARRANTS

REDEEMABLE WARRANT CERTIFICATE TO
PURCHASE ONE SHARE OF COMMON STOCK

HYPERSPACE COMMUNICATIONS, INC.

NO.	CUSIP: 44915D 11 1

        THIS CERTIFIES THAT, FOR VALUE RECEIVED                          or registered assigns (the "Registered Holder") is the owner of the number of redeemable warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value per share, of Hyperspace Communications, Inc., a Colorado corporation (the "Company"), at any time from                              , 2005 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Computershare Trust Company, Inc., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $         per share, subject to adjustment (the "Purchase Price"), in lawful-money of the United States of America by certified or cashier's check made payable to the Warrant Agent for the account of the Company.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated                         , 2004, by and between the Company and the Warrant Agent.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:00 P.M. (Mountain Standard Time) on                              , 2009. If such date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (Mountain Standard Time) the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, and unless during any period it is not reasonably likely that the Warrants will be exercised, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incidental thereto, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.25 per Warrant, at any time commencing after                              , 2005 provided that (i) the closing sale price on the American Stock Exchange or any other primary exchange on which the Common Stock is traded, or (ii) the closing bid price for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, in the event that the Common Stock is listed on an over-the-counter market or (iii) the closing sale price on NASDAQ, if the Common Stock is quoted on NASDAQ, shall have for twenty (20) consecutive trading days ending on the fifth (5th) day prior to the Notice of Redemption, as defined below, exceeded $9.50 per share of Common Stock (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not less than thirty (30) days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.25 per Warrant upon surrender of this Certificate.

        Under certain circumstances, Capital Growth Financial, LLC, its successors and assigns shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

        Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to conflicts of laws.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                         , 2004

HYPERSPACE COMMUNICATIONS, INC. By: Name: John P. Yeros Title: Chairman By: Name: Mark J. Endry Title: President

COUNTERSIGNED:

COMPUTERSHARE TRUST COMPANY, INC.
as Warrant Agent

By:	Authorized Officer

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrant

        The undersigned Registered Holder hereby irrevocably elects to exercise                          Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)
and be delivered to:

(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below.

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1.
The exercise of this Warrant was solicited by Capital Growth Financial, LLC ☐

2.
The exercise of this Warrant was solicited by                         . ☐

3.
If the exercise of this Warrant was not solicited, please check the following box. ☐

Dated: , 200	(Print Name) Address Social Security or Taxpayer Identification Number Signature Guaranteed

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

        FOR VALUE RECEIVED,                         , hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

                                                                                                                      of the

Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: , 200	Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE, WHO IS A MEMBER OF THE MEDALLION PROGRAM.

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REDEEMABLE WARRANT CERTIFICATE TO PURCHASE ONE SHARE OF COMMON STOCK
SUBSCRIPTION FORM
IMPORTANT: PLEASE COMPLETE THE FOLLOWING
ASSIGNMENT